As filed with the Securities and Exchange Commission on June 24, 2013

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

RECEPTOS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-4190792 (I.R.S. Employer Identification No.)

10835 Road to the Cure, Suite 205 San Diego, California (Address of principal executive offices)	92121 (Zip Code)

2013 Stock Incentive Plan

Employee Stock Purchase Plan

2008 Stock Plan

(Full title of the plans)

Faheem Hasnain Chief Executive Officer Receptos, Inc. 10835 Road to the Cure, Suite 205 San Diego, California 92121 (858) 652-5700 (Name, address and telephone number of agent for service)	Copy to: Mike Hird, Esq. Patty DeGaetano, Esq. Pillsbury Winthrop Shaw Pittman LLP 12255 El Camino Real, Suite 300 San Diego, California 92130

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

☐ Large accelerated filer	☐ Accelerated filer	☒ Non-accelerated filer	☐ Smaller reporting company
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001
-To be issued under the 2013 Stock Incentive Plan	1,146,600	(2)	$17.71	(3)	$20,306,286	$2,769.78
-To be issued under the Employee Stock Purchase Plan	160,000	(4)	$15.05	(5)	$2,408,560	$328.53
-To be issued under the 2008 Stock Plan	532,388	(6)	$17.71	(3)	$9,428,591	$1,286.06
Total	1,838,988				$32,143,437	$4,384.36

(1)          Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)          Represents 1,093,333 shares of Common Stock that were reserved for issuance under the 2013 Stock Incentive Plan (“2013 Stock Plan”) and 53,267 shares of Common Stock originally reserved for issuance under the 2008 Stock Plan that became available for issuance under the 2013 Stock Plan upon the completion of Registrant’s initial public offering. In addition to the 1,146,600 shares registered under the 2013 Stock Plan, to the extent that awards outstanding under the 2008 Stock Plan as of the date of this Registration Statement are forfeited, cancelled, surrendered or terminated without issuance of shares, the shares subject to such awards will be available for future issuance under the 2013 Stock Plan.  The 2013 Stock Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2013 Stock Plan on January 1 of each year, from January 1, 2014 through January 1, 2023.  The number of shares added each year will be equal to the lesser of: (i) 4% of the outstanding shares on the last day of the immediately preceding fiscal year; or (ii) such amount as determined by the Registrant’s Board of Directors.

(3)          Estimated pursuant to Rules 457(h) under the Securities Act solely for the purposes of calculating the registration fee, based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on June 19, 2013, a date within five business days prior to the date of filing of this Registration Statement.

(4)          Represents shares of Common Stock reserved for issuance under the Employee Stock Purchase Plan (the “ESPP”).  The ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the ESPP on the first day of the Registrant’s fiscal year, from January 1, 2014 through January 1, 2023.  The number of shares added each year will be equal to the lesser of:  (i) 1% of the outstanding shares on such date; or (ii) such amount as determined by the Registrant’s Board of Directors.

(5)          Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on June 19, 2013, a date within five business days prior to the date of filing of this Registration Statement. Pursuant to the ESPP, which plan is incorporated by reference herein, the purchase price of Common Stock will be the lesser of (i) 85% of the fair market value of such share on the purchase date or (ii) 85% of the fair market value of such share on the last trading day preceding the offering date.

(6)          Represents shares of Common Stock reserved for issuance pursuant to stock awards outstanding under the 2008 Stock Plan as of the date of this Registration Statement. The 2008 Stock Plan has been terminated and no further grants will be made under the 2008 Stock Plan.  Any shares of Common Stock that are subject to outstanding awards under the 2008 Stock Plan that expire, are forfeited or lapse unexercised and would otherwise have been returned to the share reserve under the 2008 Stock Plan will be available for issuance under the 2013 Stock Plan. See footnote 2 above.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information.*

Item 2.         Registrant Information and Employee Program Annual Information.*

*           Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a)                                 The description of Registrant’s Common Stock contained in Registrant’s registration statement on Form 8-A, filed on April 30, 2013 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(b)                                 The Registrant’s Prospectus dated May 8, 2013 and filed on May 9, 2013 pursuant to Rule 424(b) under the Securities Act (File No. 333-187737), which contains audited consolidated financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(c)                                  The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 filed on June 20, 2013.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Unless expressly incorporated into this Registration Statement, reports furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such reports that are filed or deemed filed as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.  The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of the Registrant’s directors and officers to the fullest extent and under the circumstances permitted by the Delaware General Corporation Law.

The Registrant has also entered into Indemnification Agreements (Exhibit 10.1 to the Registrant’s Form S-1 Registration Statement, as amended, File No. 333-187737) with its executive officers and directors that require the Registrant to, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by applicable law.  The Registrant carries liability insurance for its directors and officers.

Item 7.         Exemption From Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q filed June 20, 2013).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Registrant’s Quarterly Report on Form 10-Q filed June 20, 2013).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registrant’s Amendment No. 2 to Registration Statement on Form S-1, File No. 333-187737, filed on April 25, 2013).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Form S-8).

99.1	2008 Stock Plan, as amended to date (incorporated by reference to Exhibit 10.2 to Registrant’s Amendment No. 2 to Registration Statement on Form S-1, File No. 333-187737, filed on April 25, 2013).

99.2

Form of Stock Option Agreement for options granted under 2008 Stock Plan (incorporated by reference to Exhibit 10.3 to Registrant’s Registration Statement on Form S-1, File No. 333-187737, filed on April 4, 2013).

99.3

Form of Stock Option Agreement—Early Exercise for options granted under 2008 Stock Plan (incorporated by reference to Exhibit 10.4 to Registrant’s Registration Statement on Form S-1, File No. 333-187737, filed on April 4, 2013).

99.4	2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to Registrant’s Amendment No. 2 to Registration Statement on Form S-1, File No. 333-187737, filed on April 25, 2013).

99.5

Form of Non-Qualified Stock Option Agreement and Form of Restricted Stock Agreement for awards granted under the 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to Registrant’s Amendment No. 1 to Registration Statement on Form S-1, File No. 333-187737, filed on April 16, 2013).

99.6	Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to Registrant’s Amendment No. 2 to Registration Statement on Form S-1, File No. 333-187737, filed on April 25, 2013).

Item 9.         Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on the 24th day of June, 2013.

RECEPTOS, INC.

By	/s/ Faheem Hasnain
Faheem Hasnain
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Faheem Hasnain and Graham Cooper and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Faheem Hasnain	President, Chief Executive Officer and	June 24, 2013
Faheem Hasnain	Director (Principal Executive Officer)

/s/ Graham Cooper	Chief Financial Officer (Principal Financial Officer)	June 24, 2013
Graham Cooper

/s/ David Hinkle	Senior Director, Finance & Controller and Chief Accounting Officer	June 24, 2013
David Hinkle	(Principal Accounting Officer)

/s/ William H. Rastetter	Chairman of the Board	June 24, 2013
William H. Rastetter, Ph.D.

/s/ Kristina Burow	Director	June 24, 2013
Kristina Burow

/s/ Doug Cole	Director	June 24, 2013
Doug Cole, M.D.

/s/ Amir Nashat	Director	June 24, 2013
Amir Nashat, Ph.D.

/s/ S. Edward Torres	Director	June 24, 2013
S. Edward Torres

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q filed June 20, 2013).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Registrant’s Quarterly Report on Form 10-Q filed June 20, 2013).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registrant’s Amendment No. 2 to Registration Statement on Form S-1, File No. 333-187737, filed on April 25, 2013).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Form S-8).

99.1	2008 Stock Plan, as amended to date (incorporated by reference to Exhibit 10.2 to Registrant’s Amendment No. 2 to Registration Statement on Form S-1, File No. 333-187737, filed on April 25, 2013).

99.2

Form of Stock Option Agreement for options granted under 2008 Stock Plan (incorporated by reference to Exhibit 10.3 to Registrant’s Registration Statement on Form S-1, File No. 333-187737, filed on April 4, 2013).

99.3

Form of Stock Option Agreement—Early Exercise for options granted under 2008 Stock Plan (incorporated by reference to Exhibit 10.4 to Registrant’s Registration Statement on Form S-1, File No. 333-187737, filed on April 4, 2013).

99.4	2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to Registrant’s Amendment No. 2 to Registration Statement on Form S-1, File No. 333-187737, filed on April 25, 2013).

99.5

Form of Non-Qualified Stock Option Agreement and Form of Restricted Stock Agreement for awards granted under the 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to Registrant’s Amendment No. 1 to Registration Statement on Form S-1, File No. 333-187737, filed on April 16, 2013).

99.6	Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to Registrant’s Amendment No. 2 to Registration Statement on Form S-1, File No. 333-187737, filed on April 25, 2013).